Exhibit 99.1

EMCORE Announces Proposed Public Offering of Common Stock

Alhambra, CA – February 14, 2023 – EMCORE Corporation (“EMCORE”) (Nasdaq: EMKR) today announced that it intends to offer shares of its common stock for sale in a public offering. All of the shares in the offering are being offered by EMCORE. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering on a best-efforts basis.

A shelf registration statement on Form S-3 (File No. 333-256090) relating to the shares offered in the offering was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on May 20, 2021. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and, when available, may be obtained by contacting: A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EMCORE Corporation

EMCORE Corporation is a leading provider of advanced mixed-signal products that serve the aerospace and defense, communications, and sensing markets. Our best-in-class components and systems support a broad array of applications including navigation and inertial sensing, defense optoelectronics, broadband communications, optical sensing, and specialty chips for telecom and data centers. We leverage industry-leading Photonic Integrated Chip (PIC), Quartz MEMS, Lithium Niobate, and Indium Phosphide chip-level technology to deliver state-of-the-art component and system-level products across our end-market applications. EMCORE has vertically-integrated manufacturing capability at its wafer fabrication facility in Alhambra, CA, Budd Lake, NJ, Concord, CA and Tinley Park, IL. Our manufacturing facilities maintain ISO 9001 quality management certification, and we are AS9100 aerospace quality certified at our facilities in Budd Lake and Concord. For further information about EMCORE, please visit http://www.emcore.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “will,” “expect,” “intend,” “shall,” “may” and similar terms or the negative of such terms, and include, without limitation, statements about EMCORE’s expectations regarding the timing, size and completion of the proposed offering and other information that is not historical information. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering. More information about the risks and uncertainties faced by EMCORE is contained in the section captioned “Risk Factors” in the prospectus supplement related to the public offering and from time to time in EMCORE’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2022, its Quarterly Report on Form 10-Q for the quarter ended December 31, 2022, as well as subsequent SEC filings. The forward-looking statements contained in this release are as of the date of this release, and EMCORE does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

Investor Contacts

EMCORE Corporation

Tom Minichiello

(626) 293-3400

investor@emcore.com